
         DELAWARE COMMISSION RATES
-----------------------------------------------------------------------------------------------
                                                                     PERCENT OF FUND
                                           PERCENT      ---------------------------------------
    COMMISSION            ISSUE               OF             DURING SURR      AFTER SURR CHARGE
      OPTION              AGES             PREMIUM          CHARGE PERIOD          PERIOD
-----------------------------------------------------------------------------------------------

        A            Age 80 & Under         6.00%              0.00%               0.00%
                         Age 81+            4.00%              0.00%               0.00%

        B            Age 80 & Under         5.25%              0.25%               0.25%
                         Age 81+            3.75%              0.20%               0.25%

        C            Age 80 & Under         4.75%              0.00%               1.25%
                         Age 81+            3.50%              0.00%               1.25%

        D            Age 80 & Under         4.00%              0.50%               0.50%
                         Age 81+            3.00%              0.40%               0.50%

        E            Age 80 & Under         2.00%              1.00%               1.00%
                         Age 81+            1.75%              0.80%               1.00%
-----------------------------------------------------------------------------------------------